GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                            NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee
(You) to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

                                   Give the                                             Give the EMPLOYER
                                   SOCIAL SECURITY                                      IDENTIFICATION
For this type of account:          number of--         For this type of account:        number of --
-----------------------------------------------------------------------------------------------------------
1. Individual                      The individual      6. A valid trust, estate, or     The legal entity(4)
                                                          pension trust
2. Two or more individuals         The actual owner    7. Corporate                     The corporation
   (joint or, account)             of the account      8. Association, club,            The organization
                                   if combined            religious, charitable,
                                   funds, the first       educational, or other
                                   individual on          tax-exempt organization
                                   the account(1)         account
3. Custodian account of a          The Minor(2)        9. Partnership                   The partnership
   minor (Uniform Gift to                             10. A broker or registered        The broker or
   Minors Act)                                            nominee                       nominee
4. a. The usual revocable          The grantor-       11. Account with the              The public entity
      savings trust account        trustee(1)             Department of
      (grantor is also                                    Agriculture in the name
      trustee)                                            of a public entity (such
   b. So-called trust account      The actual             as a state or local
      that is not a legal or       owner(1)               government, school district,
      valid trust under                                   or prison) that receives
      state law                                           agricultural program payments
5. Sole proprietorship             The owner(3)

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:

     (i) If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

     (ii) If you are an individual, you must generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.

     (iii) For a joint account, only the person whose taxpayer identification number is shown on the Substitute Form W-9 should sign the form.

               GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                           NUMBER ON SUBSTITUTE FORM W-9
                                       Page 2

Obtaining a Number
If you do not have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Card, at your local Social Security Administration office, or Form SS-4, Application for Employer Identification Number (for business and all other entities), by calling 1 (800) TAX-FORM or from your local office of the Internal Revenue Service, and apply for a number.

Payees Exempt from Backup Withholding
  Payees specifically exempted from withholding include:
  -- An organization exempt from tax under section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(2), if the account satisfies the requirements of Section 401(f)(7).
  -- The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.
  -- An international organization or any agency or instrumentality thereof. -- A foreign government and any political subdivision, agency or instrumentality thereof.

  Payees that may be exempt from backup withholding include:
  --  A corporation.
  --  A financial institution.
  -- A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
  --  A real estate investment trust.
  --  A common trust fund operated by a bank under section 584(a).
  -- An entity registered at all times during the tax year under the investment Company Act of 1940.
  -- A middleman known in the investment community as a nominee or custodian.
  -- A futures commission merchant registered with the Commodity Futures Trading Commission.
  --  A foreign central bank of issue.

  Payments of dividends and patronage dividends generally exempt from backup withholding include:
  --  Payments to nonresident aliens subject to withholding under Section
      1441.
  -- Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.
  --  Payments of patronage dividends not paid in money.
  --  Payments made by certain foreign organizations.
  --  Section 404(k) payments made by an ESOP.

  Payments of interest generally exempt from backup withholding include:
  -- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and you have not provided your correct taxpayer identification number to the payer.
  -- Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  --  Payments described in section 6049(b)(5) to nonresident aliens.
  --  Payments on tax-free covenant bonds under section 1451.
  --  Payments made by certain foreign organizations.
  --  Mortgage interest paid to you.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

EXEMPT PAYEES DESCRIBED ABOVE MUST FILE FORM W-9 OR A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FORM, AND RETURN TO THE PAYER. ALSO SIGN AND DATE THE FORM.

Privacy Act Notice.--Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect To Withholding.--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.